UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Travelport Worldwide Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For internal use only Travelport to be acquired by affiliates of Siris Capital and Evergreen Coast Capital Colleague Town Hall presentation December 10, 2018

For internal use only • Siris Capital is a private equity firm and Evergreen Coast Capital is the private equity affiliate of hedge fund Elliott Management • Siris and Evergreen will acquire all outstanding shares of Travelport for $15.75 per share in cash, valuing Travelport at approximately $4.4 billion • When the transaction closes – which we currently expect will be in the second quarter of 2019 – Travelport will no longer be a publicly traded company • Until the transaction is completed, it’s business as usual; we remain listed on the New York Stock Exchange and focused on delivering for our customers. Travelport to be acquired 2

3 • Founded in 2011, Siris Capital is a leading private equity firm based in New York and has raised approximately $5.4 billion of cumulative committed capital • Siris has extensive experience investing in companies in the data, telecommunications, technology, and technology - enabled business service markets • Siris’ domain experience in the technology industry and deep and experienced bench of operating executives (“Executive Partners”) allow Siris to partner with management to add value both operationally and strategically • Siris appreciates the need for continued investment in technology and fostering trusted relationships with customers and partners • Other companies in which Siris and its predecessor funds have invested include: Overview of Siris Capital For internal use only

4 Evergreen Coast Capital is an affiliate of Elliott Management focused on private equity investments: • Focused exclusively on investing in technology companies • Led by private equity industry veterans with decades of private equity experience who have closed over $20 billion of transactions across multiple sectors of technology • Investment strategy is highly flexible both in terms of hold period as well as type of investment • Team of experienced operating executives who will collaboratively help advise portfolio companies • Other companies Evergreen has invested in include: Overview of Evergreen Coast Capital For internal use only

5 “Siris looks forward to partnering with the company’s management team and Evergreen in this next phase of Travelport’s evolution and growth as a private company” “We look forward to investing in the Travelport team and working with them and Siris to build upon and advance Travelport’s strong track record of technology innovation” “We have been impressed with Travelport’s industry leadership, global scale and reach, local expertise and world - class management team.” Siris and Evergreen speak highly of our expertise and achievements to date and are optimistic about Travelport’s future as a private company For internal use only Frank Baker, Co - Founder, Siris Capital John Swainson, Executive Partner, Siris Capital Jesse Cohn, Partner at Elliott

Travelport’s Board of Directors has unanimously approved the agreement 6 We will continue to develop and invest in our platform to serve the changing needs of our customers in the travel industry Siris and Evergreen are specialist technology platform investors The acquisition enables the company to continue its work to position itself for growth in the evolving global travel industry Throughout our discussions Siris and Evergreen have demonstrated their strong commitment to the success of our customers, colleagues and partners For internal use only

For internal use only 7 • Next steps : for 45 days after the announcement of the agreement with Siris and Evergreen, Travelport will be in a “go - shop” period: – Travelport may solicit acquisition proposals from other third parties for 45 days – There are no assurances that this process will result in any superior proposals • Proxy statement: Travelport will file a proxy statement with the SEC that will contain important information about the company, Siris, Evergreen and the proposed transaction • Shareholder vote: the definitive proxy statement will include a date of a a special meeting of Travelport’s shareholders to approve the proposed transaction. The transaction is subject to approval by Travelport’s shareholders • Transaction closing : in the absence of a superior proposal, the transaction is expected to close in the second quarter of 2019, pending satisfaction of customary closing conditions What happens next?

For internal use only 8 • It is business as usual for us all at Travelport as we move through the transaction process • It’s important we remain focused on delivering for our customers • Continue with your plans for the remainder of 2018 and look ahead to what you need to deliver in 2019 Business as usual Stay focused on executing our strategic and operational objectives: x Deliver on our commitments with customers x Continue to win and onboard new business for future growth x Continue to develop innovative new products and technologies x Close the quarter and the year with momentum

For internal use only 9 Important Information For Investors And Shareholders Important Information and Where to Find it The proposed acquisition of Travelport Worldwide Limited (the “ Company ”) by Siris Capital Group, LLC (“ Siris ”) and Evergreen Coast Capital Corp (“ Evergreen ”) will be submitted to the shareholders of the Company for their consideration . In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “ SEC ”) a proxy statement with respect to a special meeting of the Company’s shareholders to approve the proposed transaction . The definitive proxy statement will be mailed to the Company’s shareholders . the Company also plans to file other documents with the SEC regarding the proposed transaction . INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SIRIS, EVERGREEN AND THE PROPOSED TRANSACTION . Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Siris and Evergreen, once such documents are filed with the SEC, through the website maintained by the SEC at http : //www . sec . gov . Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at ir . travelport . com or by contacting the Company’s Investor Relations Department at + 44 (0) 1753 288 686 . Certain Information Regarding Participants The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction . Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10 - K for the year ended December 31 , 2017 , which was filed with the SEC on February 20 , 2018 , and in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 25 , 2018 . To the extent holdings of the Company securities have changed since the amounts printed in the proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC . Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available . These documents can be obtained free of charge from the sources indicated above . No Offer or Solicitation This communication does not constitute a solicitation of proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended .

For internal use only 10 Cautionary Statement Regarding Forward - Looking Statements This communication contains “forward - looking statements” that are not limited to historical facts, but reflect the Company’s cur rent beliefs, expectations or intentions regarding future events. In some cases, you can identify forward - looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “ may,” “plan,” “predict,” “potential,” “should,” “will”, and “would” or other similar words. Any statements that refer to expectations or other characterizations of future events, circumstances or results a re forward - looking statements. These forward - looking statements include, without limitation, the Company’s expectations with respect to the costs and other anticipated financial impacts of the propo sed transaction; future financial and operating results of the Company; the Company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the prop ose d transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. All forward - looking statements involve significant risks and uncertainties that could cause future results to differ from those expressed by the forward - looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are no t l imited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder or regulatory approvals, the taking of governmental actio n t o block the proposed transaction, the inability to obtain required financing, or the failure of other closing conditions, and (ii) the possibility that expected financial results will not be realized, or wi ll not be realized within the expected time period, because of, among other things, factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general econo mic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which the Company operates, including fluctuations in currencies, particularly in the U .S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; the Company’s ability to obtain travel provider inventory from travel providers, such as ai rlines, hotels, car rental companies, cruise lines and other travel providers; the Company’s ability to develop and deliver products and services that are valuable to travel agencies and travel providers and gen erate new revenue streams; maintenance and protection of the Company’s information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consoli dat ion of the airline industry; the impact the Company’s outstanding indebtedness may have on the way the Company operates its business; the Company’s ability to achieve expected cost savings fr om the Company’s efforts to improve operational and technology efficiency, including through the Company’s consolidation of multiple technology vendors and locations and the centralization of activiti es; the Company’s ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and the Company’s ability to grow adjacencies, s uch as payment and mobile solutions; and the impact on business conditions worldwide as a result of political decisions, including the United Kingdom’s decision to leave the European Union.

For internal use only 11 Forward - looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved . Forward - looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements . The factors listed in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2017 , filed with the SEC on February 20 , 2018 , the Company’s Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2018 , filed with the SEC on May 3 , 2018 , the Company’s Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2018 , filed with the SEC on August 2 , 2018 , and the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2018 , filed with the SEC on November 1 , 2018 , provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward - looking statements . You should be aware that the occurrence of the events described in these risk factors and elsewhere could have an adverse effect on the Company’s business, results of operations, financial position and cash flows . Forward - looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forwar d - looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward - looking information except to the extent required by applicable securities laws. I f the Company does update one or more forward - looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward - looking sta tements. For any forward - looking statements contained in any document, the Company claims the protection of the safe harbor for forward - looking statements contained in the Private Securities Litigation R eform Act of 1995.

For internal use only 12 askaquestion@travelport.com